Investor Presentation April 16, 2018

CAUTIONARY STATEMENT AND REGULATION G DISCLOSURE This presentation contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are all statements other than statements of historical facts, such as statements regarding the implementation and potential results of Stratus' active development plan, and projections or expectations related to operational and financial performance or liquidity, reimbursements for infrastructure costs, financing and regulatory matters, development plans and sales of properties, including Amarra Drive lots and exploring opportunities to sell West Killeen Market and the retail complex in Barton Creek Village, leasing activities, timeframes for development, construction and completion of Stratus’ projects, capital expenditures, possible joint venture arrangements, Stratus' projections with respect to its obligations under the master lease agreements entered into in connection with the sale of The Oaks at Lakeway in 2017, other plans and objectives of management for future operations and activities, and future dividend payments. The words “anticipates,” “may,” “can,” “plans,” “believes,” “potential,” “estimates,” “expects,” “projects,” “intends,” “likely,” “will,” “should,” “to be” and any similar expressions and/or statements that are not historical facts are intended to identify those assertions as forward-looking statements. This presentation also contains forward-looking statements and estimates regarding the anticipated effects of the Tax Cuts and Jobs Act enacted on December 22, 2017. These statements and estimates are based on Stratus’ current interpretation of this legislation, which may change as a result of additional implementation guidance, changes in assumptions, and potential future refinements of or revisions to calculations. Under Stratus’ loan agreement with Comerica Bank, Stratus is not permitted to pay dividends on common stock without Comerica’s prior written consent, which was obtained in connection with the special dividend paid in April 2017. The declaration of dividends is at the discretion of Stratus’ Board of Directors (Board), subject to restrictions under Stratus’ loan agreement with Comerica Bank, and will depend on Stratus’ financial results, cash requirements, projected compliance with covenants in its debt agreements, outlook and other factors deemed relevant by the Board. Stratus cautions readers that forward-looking statements are not guarantees of future performance, and its actual results may differ materially from those anticipated, projected or assumed in the forward-looking statements. Important factors that can cause Stratus' actual results to differ materially from those anticipated in the forward-looking statements include, but are not limited to, Stratus’ ability to refinance and service its debt and the availability of financing for development projects and other corporate purposes, Stratus' ability to sell properties at prices its Board considers acceptable, a decrease in the demand for real estate in the Austin, Texas area and other select Texas markets where Stratus operates, changes in economic and business conditions, reductions in discretionary spending by consumers and corporations, competition from other real estate developers, hotel operators and/or entertainment venue operators and promoters, the termination of sales contracts or letters of intent due to, among other factors, the failure of one or more closing conditions or market changes, the failure to attract customers for Stratus' developments or such customers’ failure to satisfy their purchase commitments, Stratus' ability to secure qualifying tenants for the space subject to the master lease agreements entered into in connection with the sale of The Oaks at Lakeway in 2017 and to assign such leases to the purchaser and remove the corresponding property from the master leases, increases in interest rates, declines in the market value of Stratus’ assets, increases in operating costs, including real estate taxes and the cost of construction materials, changes in external perception of the W Austin Hotel, changes in consumer preferences, changes in laws, regulations or the regulatory environment affecting the development of real estate, opposition from special interest groups with respect to development projects, and other factors described in more detail under the heading “Risk Factors” in Stratus’ Annual Report on Form 10-K for the year ended December 31, 2017, filed with the U.S. Securities and Exchange Commission (SEC). Investors are cautioned that many of the assumptions upon which Stratus' forward-looking statements are based are likely to change after the forward-looking statements are made. Further, Stratus may make changes to its business plans that could affect its results. Stratus cautions investors that it does not intend to update its forward-looking statements more frequently than quarterly notwithstanding any changes in its assumptions, business plans, actual experience, or other changes, and Stratus undertakes no obligation to update any forward-looking statements. This presentation also includes net asset value (NAV) which is not recognized under U.S. generally accepted accounting principles (GAAP). NAV estimates the market value of Stratus’ assets (“gross value”) and subtracts the book value of Stratus’ total liabilities reported under GAAP (excluding deferred financing costs presented in debt). After-tax NAV estimates the market value of Stratus’ assets (“gross value”) and subtracts the book value of Stratus’ total liabi lities reported under GAAP (excluding deferred financing costs presented in debt) and estimated income taxes computed on the difference between the estimated market values and the tax basis of the assets. Stratus also presents the non-GAAP measure after-tax NAV per share, which is after-tax NAV divided by shares of Stratus’ common stock outstanding as of December 31, 2017, plus all outstanding stock options and restricted stock units. Stratus believes these measures can be helpful to investors in evaluating its business. NAV illustrates current embedded value in Stratus' real estate, which is carried on its GAAP balance sheet primarily at cost. Management uses NAV as one of the metrics in evaluating progress on Stratus' active development plan. NAV is intended to be a performance measure that should not be regarded as more meaningful than GAAP measures. Other companies may calculate this measures differently. As required by SEC Regulation G, reconciliations of Stratus' after-tax NAV to total stockholders' equity in its consolidated balance sheet is included on pages 7 and 8 of this presentation, a copy of which is available on Stratus' website, www.stratusproperties.com. Stratus recommends that you read this presentation along with Stratus’ Annual Report on Form 10-K for the year ended December 31, 2017, filed with the SEC, and Stratus’ subsequent SEC filings, which include Stratus’ financial information presented in accordance with GAAP and which contain other important information regarding Stratus. 2

Estimated Net Asset Value

As of 12/31/17

	Property	Use	Approved Entitlements					Ownership %	Value ($MMs except per share amounts)							
			Lots	Units	Square Feet	Rooms	Seats		Carrying Value (A)	Gross Value (B)	NAV (C)	Percent of Total NAV	Tax Basis (D)	Built-In Gain (E)	21% Corporate Tax (F)	NAV After Tax
1	**Stabilized Commercial Property**															
2	Block 21 (B) *	MU	-	-	56,643	251	3,100	100%								
3	Barton Creek Village (B)(G) *	MU	-	-	22,366	-	-	100%								
4	Santal Phase I (Barton Creek) *	MF	-	236	-	-	-	100%								
5	West Killeen Market HEB (H)(I) *	R	-	-	44,493	-	-	100%								
6	**Total Stabilized Commercial Property**		**-**	**236**	**123,502**	**251**	**3,100**		**$ 189.9**	**$ 306.7**	**$ 119.3**	**33.6%**	**$ 216.6**	**$ 90.1**	**$ (18.9)**	**$ 100.3**
7	**Residential and Commercial Property for Sale**															
8	Amarra Homesites (Barton Creek) **	SF	50	-	-	-	-	100%								
9	W Austin Condominiums (J)(K)	SF	-	2	-	-	-	100%								
10	Crestview Station Commercial Pad (J)(L)	R	1	-	-	-	-	50%								
11	**Total Residential and Commercial Property for Sale**		**51**	**2**	**-**	**-**	**-**		**$ 16.9**	**$ 31.3**	**$ 22.2**	**6.3%**	**$ 19.2**	**$ 12.1**	**$ (2.5)**	**$ 19.7**
12	**Property Under Construction**															
13	Lantana Place (Tract GR1) (I) *	R	-	-	325,000	-	-	100%								
14	Amarra Villas (Barton Creek) (I) **	MF	-	19	-	-	-	100%								
15	Valerio Homes **	SF	-	4	-	-	-	100%								
16	Santal Phase II (Barton Creek) (I) *	MF	-	212	-	-	-	100%								
17	Jones Crossing (College Station HEB) (I) *	R	-	-	153,250	-	-	100%								
18	**Total Property Under Construction**		**-**	**235**	**478,250**	**-**	**-**		**$ 52.0**	**$ 77.6**	**$ 55.9**	**15.7%**	**$ 52.2**	**$ 25.4**	**$ (5.3)**	**$ 50.6**
19	**Property Currently Undergoing Active Planning**															
20	Barton Creek Section KLO **	SF	154	-	-	-	-	100%								
21	Oaks at Lakeway Back Land (B) **	R	100	-	-	-	-	90%								
22	Magnolia Commons HEB (Houston) (J)(M)	R	-	-	351,000	-	-	100%								
23	Circle C: Saint Mary **	MF	-	240	-	-	-	100%								
24	Circle C: Tract 110 (AISD) **	O	-	-	660,985	-	-	100%								
25	Circle C: Tract 114 (CVS) **	R	-	-	13,942	-	-	100%								
26	Section N Multifamily and Commercial **	MU	-	1,412	1,560,810	-	-	100%								
27	Waller and Flores (J)(M)	MF	-	6	-	-	-	100%								
28	**Total Property Currently Undergoing Active Planning**		**254**	**1,658**	**2,586,737**	**-**	**-**		**$ 73.3**	**$ 136.5**	**$ 98.3**	**27.7%**	**$ 87.4**	**$ 49.2**	**$ (10.3)**	**$ 88.0**

STRATUS®

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Estimated Net Asset Value 4 As of 12/31/17 Property Use Ownership % Value ($MMs except per share amounts) 29 Property Held for Future Use 30 Fazio Canyons 18th Green Lot (Barton Creek) ** SF 1 - - - - 100% 31 Barton Creek Blvd./ SW Pkwy Residential (Travis Cook) ** SF 1 - - - - 100% 32 Barton Creek Blvd./ Bee Cave Road Entry Corner ** MU - - 5,000 - - 100% 33 Barton Creek: Amarra Multifamily and Commercial ** MU - 170 83,081 - - 100% 34 Lantana Office: Tract G04/G07 ** O - - 160,000 - - 100% 35 Circle C: Tract 102 ** MF - 56 - - - 100% 36 Dessau Road (B) ** SF 1 - - - - 100% 37 Total Property Held for Future Use 3 226 248,081 - - 10.0$ 25.5$ 18.1$ 5.1% 10.9$ 14.7$ (3.1)$ 15.0$ 38 Other Assets 39 MUD Reimbursables 40 Other Non-Real Estate Assets (N) 41 Cash 42 Total Other Assets - - - - - 2.0$ 58.4$ 41.5$ 11.7% 52.9$ 5.5$ (1.2)$ 40.3$ 43 Grand Total (O) 308 2,357 3,436,570 251 3,100 344.1$ 636.1$ 355.4$ 100.0% 439.2$ 196.9$ (41.4)$ 314.0$ 44 Shares Outstanding (Diluted) (P) 8.246 45 Total Per Share 41.73$ 77.14$ 43.09$ 53.26$ 23.88$ (5.01)$ 38.08$ Lots Units Square Feet Approved Entitlements Rooms Seats Tax Basis (D) Carrying Value(A) Gross Value (B) NAV (C) Percent of Total NAV Built-In Gain (E) 21% Corporate Tax (F) NAV After Tax

Footnotes 5 SF=Single-Family MF=Multi-Family O=Office R=Retail MU=Mixed Use For * and **, see Page 9. (A) Carrying values as of December 31, 2017 (B) Gross Value is equal to the appraised value for all assets where an appraisal was obtained. In the cases where no appraisal was obtained, the carrying (i.e., book) value of the property is used or, if an alternative valuation method is used, it is described in a corresponding footnote below. All appraisals are dated between 6/6/17 and 3/13/18. All appraisals except Block 21, Oaks at Lakeway Back Land, Barton Creek Village and Dessau Road were commissioned by third party lenders. (C) See “Cautionary Statement and Regulation G Disclosure." To calculate NAV, general liabilities were allocated ratably to all assets that did not have project debt. (D) Tax basis represents preliminary carrying values for income tax purposes as of December 31, 2017, and are subject to change until the 2017 federal tax return is filed. (E) Built-in gain represents the excess of Gross Value over the Tax Basis for each asset. (F) The estimated after-tax NAV as of 12/31/17 was calculated using the federal tax rate of 21% effective January 1, 2018, in connection with the United States tax reform. (G) Stratus intends to explore opportunities to sell the 22,366-square-foot retail complex in the first phase of Barton Creek Village later this year depending on market conditions. (H) Stratus intends to explore opportunities to sell West Killeen Market later this year depending on leasing progress and market conditions. West Killeen Market was approximately 68% leased as of December 31, 2017. (I ) To estimate the value of our Lantana Place, West Killeen Market HEB, Barton Creek: Amarra Villas, Santal Phase I I and Jones Crossing, we used the appraised value of the property as stabilized, as determined by an independent third-party appraisal firm, and subtracted our estimated cost to complete. (J) No third-party appraisal was obtained. (K) Condominium values determined by current list price. (L) We own a 50% interest in the Crestv iew Station Pad through an unconsolidated joint venture with our partner, Trammell Crow Central Texas Development, Inc. The estimated value of the Crestv iew Station Pad is based on our 50% share of the sales price that was being negotiated with a third party and our contemporaneous experience with respect to marketing the property at the time of the estimate. (M) Magnolia TX (Houston) HEB and Waller/Flores carrying values used to calculate total estimated gross value. (N) Includes restricted cash and deferred tax assets. (O) In March 2017, Stratus’ Board of Directors declared a special cash dividend of $1.00 per share ($8.1 million) that was paid on April 18, 2017, to stockholders of record on March 31, 2017. The dividend was declared after the Board’s consideration of the results of the sale of The Oaks at Lakeway in February 2017. (P) Includes 8.134 million shares of Stratus common stock outstanding and 0.112 million outstanding stock options and restricted stock units as of December 31, 2017.

Debt Detail

Debt Summary as of 12/31/2017
($ millions)

		Commitment	Outstanding	%	% of TAV	Rate	Type
Recourse							
Construction							
Santal I, LLC	Comerica	$34.1	$32.1	14.4%	5.1%	3.99%	Float
Santal II, LLC	Comerica	$26.4	$0.0	0.0%	0.0%	3.99%	Float
Villas at Amarra Drive, LLC	Comerica	$8.0	$5.3	2.4%	0.8%	4.24%	Float
Killeen FM 440 LLC	Southside Bank	$9.9	$5.5	2.5%	0.9%	3.99%	Float
Lantana Place, LLC	Southside Bank	$26.3	$0.0	0.0%	0.0%	3.99%	Float
Jones Crossing (College Station HEB)	Southside Bank	$36.8	$5.1	2.3%	0.8%	4.49%	Float
Total Construction		$141.6	$48.1	21.5%	7.6%	4.07%	
Permanent							
Barton Creek Village	PlainsCapital Bank	$3.4	$3.4	1.5%	0.5%	4.19%	Fixed
Total Permanent		$3.4	$3.4	1.5%	0.5%	4.19%	
Revolver							
Revolver	Comerica	$45.0	$25.8	11.5%	4.1%	6.00%	Float
Letter of Credit (LOC) Tranche	Comerica	$7.5	$0.0	0.0%	0.0%	6.00%	Float
Total Revolver		$52.5	$25.8	11.5%	4.1%	6.00%	
Total Recourse		$197.5	$77.3	34.6%	12.1%	4.72%	
Non-Recourse							
Block 21	Goldman Sachs	$146.3	$146.3	65.4%	23.0%	5.58%	Fixed
Total Non-Recourse		$146.3	$146.3	65.4%	23.0%	5.58%	
Total Debt *		$343.8	$223.6	100.0%	35.2%	5.28%	
Total Asset Value (TAV) **		$636.1	$636.1				
Recourse Debt, Construction, Revolver / Asset Value		31.0%	12.1%	34.6%			
Non-Recourse Debt / Asset Value		23.0%	23.0%	65.4%			
Total Debt / Asset Value		54.1%	35.2%				
Fixed Rate Debt		$149.7	$149.7	67.0%	23.5%	5.55%	
Floating Rate Debt		$194.1	$73.9	33.0%	11.6%	4.75%	

* Includes $2.1 million of deferred financing costs.
** Total Asset Value is the Grand Total (line 43) of the Gross Value column on page 4.

STRATUS®

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GAAP Reconciliation After-tax NAV estimates the market value of Stratus' assets (“gross value”) and subtracts the book value of Stratus' total liabilities reported under GAAP (excluding deferred financing costs presented in debt) and estimated income taxes computed on the difference between the estimated market values and the tax basis of the assets. Stratus also presents the non-GAAP measure after-tax NAV per share, which is after-tax NAV divided by shares of its common stock outstanding as of December 31, 2017, plus all outstanding stock options and restricted stock units. The computation of Stratus' after-tax NAV uses third-party appraisals conducted by independent appraisal firms, which were primarily retained by Stratus' lenders as required under our financing arrangements. The appraisal firms represent in their reports that they employ certified appraisers with local knowledge and expertise who are MAI certified by the Appraisal Institute and/or state certified as a Certified General Real Estate Appraiser. Each appraisal states that it is prepared in conformity with the Uniform Standards of Professional Appraisal Practice and utilizes at least one of the following three approaches to value: a) the cost approach, which establishes value by estimating the current costs of reproducing the improvements (less loss in value from depreciation) and adding land value to it; b) the income capitalization approach, which establishes value based on the capitalization of the subject property’s net operating income; and/or c) the sales comparison approach, which establishes value indicated by recent sales of comparable properties in the market place. One or more of the approaches may be selected by the appraiser depending on its applicability to the property being appraised. To the extent more than one approach is used, the appraiser performs a reconciliation of the indicated values to determine a final opinion of value for the subject property. Significant professional judgment is exercised by the appraiser in determining which inputs are used, which approaches to select, and the weight given to each selected approach in determining a final opinion as to the appraised value of the subject property. We are a diversified real estate company and our portfolio of real estate assets includes commercial, hotel, and entertainment properties, as well as multi- and single-family residential real estate properties. Consequently, each appraisal is unique and certain factors reviewed and evaluated in each appraisal may be particular to the nature of the property being appraised. However, in performing their analyses, the appraisers generally (i) performed site visits to the properties, (ii) performed independent inspections and/or surveys of the market area and neighborhood, (iii) performed a highest and best use analysis, (iv) reviewed property-level information, including, but not limited to, ownership history, location, availability of utilities, topography, land improvements and zoning, and (v) reviewed information from a variety of sources about regional market data and trends applicable to the property being appraised. Depending on the valuation approach utilized, the appraisers may have used one or more of the following: the recent sales prices of comparable properties; market rents for comparable properties; operating and/or holding costs of comparable properties; and market capitalization and discount rates. The appraisals of the specified properties are as of the dates so indicated, and the appraised value may be different if prepared as of a current date. As noted above, the appraisers utilize significant professional judgment in determining the appraisal methodology best suited to a particular property and the weight afforded to the various inputs considered, which could vary depending on the appraiser’s evaluation of the property being appraised. Moreover, the opinions expressed in the appraisals are based on estimates and forecasts that are prospective in nature and subject to certain risks and uncertainties. Events may occur that could cause the performance of the properties to materially differ 7

GAAP Reconciliation from the estimates utilized by the appraiser, such as changes in the economy, interest rates, capitalization rates, the financial strength of certain tenants, and the behavior of investors, lenders and consumers. Additionally, in some situations, the opinions and forecasts utilized by the appraiser may be partly based on information obtained from third party sources, which information neither we nor the appraiser verifies. We review the appraisals to confirm that the information provided by Stratus to the appraiser is accurately reflected in the appraisal, but we do not validate the methodologies, inputs and professional judgment utilized by the certified appraiser. The appraised values may not represent fair value, as defined under GAAP. After-tax NAV and after-tax NAV per share may not be equivalent to the enterprise value of Stratus or an appropriate trading price for our common stock for many reasons, including but not limited to the following: (1) income taxes included may not reflect the actual tax amounts that will be due upon the ultimate disposition of the assets; (2) components were calculated as of the dates specified and calculations as of different dates are likely to produce different results; (3) opinions are likely to differ regarding appropriate capitalization rates; and (4) a buyer may pay more or less for Stratus or its real estate assets as a whole than for the sum of the components used to calculate after-tax NAV. Accordingly, after-tax NAV per share is not a representation or guarantee that Stratus' common stock will or should trade at this amount, that a stockholder would be able to realize this amount in selling Stratus' shares, that a third party would offer the after-tax NAV per share in an offer to purchase all or substantially all of Stratus' common stock, or that a stockholder would receive distributions per share equal to the after-tax NAV per share upon Stratus’ liquidation. Investors should not rely on the after-tax NAV per share as being an accurate measure of the current fair market value of Stratus' common stock. Management strongly encourages investors to review Stratus' consolidated financial statements and publicly filed reports in their entirety. Below is a reconciliation of Stratus' after-tax NAV to the most comparable GAAP measure, total stockholders' equity. 8 N Ass t Value After Tax as of December 31, 2017 314.0$ L ss Gross Value f assets (636.1) Add: Total Assets as of December 31, 2017 406.0 Deferred financing costs presented in total debt 2.1 21% Corporate Tax on Built-in Gain 41.4 Rounding (0.1) Total Stockholders' Equity as of December 31, 2017 127.3$ Stratus Properties Inc. Reconciliation of Net Asset Value After Tax to Total Stockholders' Equity December 31, 2017 (In millions)

Key Appraisal Inputs 9 Range In Values Weighted Average * Projects Appraised Primarily Using Income Capitalization Approach Terminal Capitalization Rate 5.50% to 9.00% 6.58% Discount Rate 6.00% to 9.00% 7.35% ** Projects Appraised Primarily Using Sales Comparison Approach Value per Land Square Foot $1.48 to $7.17 $4.85 Value per Entitled Commercial Square Foot $18.97 to $40.23 $23.97 Value per Residential Square Foot $410 to $457 $412 Value per Entitled Multifamily Unit $19,175 to $56,885 $31,357 Value per Residential Lot $100,000 to $1,750,000 $788,909

Sensitivity Analysis 10 Total After-Tax NAV ($MMs) Increase or (Decrease) in Estimated 12/31/17 After-Tax NAV ($MMs) After-Tax NAV Per Share Increase or (Decrease) in Estimated 12/31/17 After-Tax NAV Per Share Estimated After-Tax NAV at 12/31/17 $314.0 N/A $38.08 N/A After-Tax NAV with 10% Increase in Estimated Gross Value of Each Specified Property $359.6 $45.6 $43.61 $5.53 After-Tax NAV with 10% Decrease in Estimated Gross Value of Each Specified Property $268.4 ($45.6) $32.54 ($5.54)